Exhibit 99.1

ASIAINFO REPORTS FIRST QUARTER 2006 RESULTS

•	AsiaInfo Exceeds Net Revenue and EPS Guidance for First Quarter

•	Net Revenue for High Margin Telecom Business Grows 11% Year-Over-Year and 8% Sequentially

•	Better than Expected Performance in Lenovo-AsiaInfo’s Security Products and Services Business

•	Board Approves 90-Day Extension of Share Repurchase Program

BEIJING/SANTA CLARA, Calif. – April 26, 2006 – AsiaInfo Holdings, Inc. (Nasdaq: ASIA), (“AsiaInfo”) a leading provider of telecom software solutions and security products and services in China, today announced first quarter results for the period ended March 31, 2006.

Exceeding guidance, net revenue (total revenues net of third party hardware cost) for the first quarter was US$19.7 million, a decrease of 5% year-over-year, and an increase of 20% sequentially. The rise in net revenue for the quarter was the result of a strong performance in AsiaInfo’s high-margin telecom business, which posted net revenue growth of 11% year-over-year and 8% sequentially, and the better than expected performance of Lenovo-AsiaInfo’s security products and services business. Please refer to the end of the press release for condensed segmented financial results for AsiaInfo’s two business units, AsiaInfo Technologies, encompassing the Company’s traditional telecom business, and Lenovo-AsiaInfo, mainly providing security products and services to China’s enterprise market.

Gross revenues for the first quarter were US$27.5 million, representing an increase of 3% year-over-year and an increase of 39% sequentially. Gross margins were 36% in the first quarter compared to 41% in the year-ago period and 23% in the previous quarter.

“During the first quarter, we saw strong growth in our telecom business as we continued to focus on this core market,” said Steve Zhang, AsiaInfo’s President and Chief Executive Officer. “We continue to develop high-value solutions for our telecom customers, and are encouraged by the growth potential of this market.”

Mr. Zhang noted that during the quarter, AsiaInfo introduced innovative telecom solutions such as Data Mart applications in Jilin and Yunnan for China Mobile’s city-level branches and that AsiaInfo’s flagship BOSS 1.5 solution continued to be well received in the telecom market.

“We’re pleased that during the first quarter Lenovo-AsiaInfo’s security products and services business saw a better than expected performance under its new management team,” continued Mr. Zhang. “The market in China for security products and services is growing rapidly and we will continue to evaluate the performance of this business.”

Mr. Zhang concluded, “In the quarters ahead, AsiaInfo will continue to drive profitable growth organically and through attractive acquisitions that allow us to expand our market share.”

Revenue from software products and solutions for the first quarter was US$16.1 million, an increase of 4% from the year-ago period and an increase of 27% sequentially. Service revenue was US$3.2 million, a 34% decrease year-over-year and a 12% sequential decrease. Third-party hardware revenue for the quarter was US$8.2 million, a 29% increase over the year ago period and an increase of 134% sequentially.

During the first quarter, the Lenovo-AsiaInfo business unit contributed approximately 9% to net revenue, including a 10% contribution to software products and solutions revenue and a 7% contribution to service revenue. Lenovo-AsiaInfo contributed 22% to the Company’s net revenue in the year-ago period and nominally in the previous quarter.

Total operating expenses for the quarter were US$10.4 million, an increase of 7% year-over-year and a 69% decrease sequentially. The large sequential decrease was mainly due to the large non-cash charge for impairment of goodwill and acquired intangible assets relating to Lenovo-AsiaInfo in the fourth quarter of 2005. Lenovo-AsiaInfo contributed 23% to total operating expenses for the first quarter of 2006.

Net income from continuing operations for the first quarter was US$0.4 million, or US$0.01 per basic share. Net income in the year-ago period was US$1.7 million, or US$0.04 per basic share, while net loss was US$28.1 million or US$0.61 per basic share in the previous quarter.

The Company did not record a net loss from discontinued operations in the first quarter. In the year-ago period the net loss from discontinued operations was US$0.4 million, or US$0.01 per basic share, and in the previous quarter the net loss from discontinued operations was US$11.7 million or US$0.25 per basic share. Discontinued operations refers to certain non-core businesses that the Company discontinued in the previous year.

In the first quarter AsiaInfo recorded a total net income of US$0.4 million, compared to net income of US$1.4 million in the year-ago period. Operating cash flow for the first quarter was US$7.2 million.

During the first quarter of 2006, AsiaInfo initiated an inquiry into the issues surrounding the revenue shortfall in the Lenovo-AsiaInfo business unit during the fourth quarter in 2005. The Company is in the process of formulating claims to recover damages and will provide more information when appropriate. The material negative financial impact surrounding Lenovo-AsiaInfo has already been accounted for in the fourth quarter of 2005.

Extension to Share Repurchase Program

The board of directors has authorized an extension to the Company’s share repurchase program which was originally announced in January 2006.

The board of directors has extended the share repurchase program for an additional 90 days, from April 25, 2006 to July 24, 2006, but made no change to the number of shares authorized to be repurchased under the plan. The original program permitted AsiaInfo, from time to time for a period of 90 days, depending on market conditions, share price and other factors, to make one or more purchases, on the open market or in privately negotiated transactions, of up to 4 million shares of common stock. Such purchases under the program will be made in accordance with applicable law and subject to any required regulatory approvals. Any common stock repurchased by AsiaInfo will become part of its treasury stock and may be used by AsiaInfo to finance or execute acquisitions, equity incentive plans, or other arrangement.

Second Quarter Guidance

AsiaInfo expects second quarter net revenue to be US$18 million to US$20 million.

The Company anticipates that Lenovo-AsiaInfo’s security products and services business will post an operating loss of approximately US$1 million in the second quarter compared to US$1.9 million in the first quarter. AsiaInfo anticipates an income of US$0.01 to US$0.02 per basic share for the second quarter.

ASIAINFO HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(Amounts in thousands of US$)

	Three Months Ended Mar 31		Three Months Ended Dec 31
	2006	2005	2005
Revenues:
Software products and solutions	$16,077	$15,431	$12,665
Service	3,234	4,936	3,656
Third party hardware	8,188	6,338	3,503

Total revenues	27,499	26,705	19,824

Cost of revenues:
Software products and solutions	7,761	6,722	8,921
Service	2,007	3,085	2,918
Third party hardware	7,779	6,021	3,328

Total cost of revenues	17,547	15,828	15,167

Gross profit	9,952	10,877	4,657

Operating expenses:
Sales and marketing	4,021	4,502	5,342
General and administrative	3,217	2,170	3,731
Research and development	3,204	3,059	3,886
Impairment of goodwill and acquired intangible assets	—	—	21,197

Total operating expenses	10,442	9,731	34,156

Income (loss) from operations	(490)	1,146	(29,499)

Other income (expenses):
Interest income	968	808	958
Gain (loss) from disposal of investment	—	(3)	137
Other expense, net	(58)	11	(24)

Total other income (expenses), net	910	816	1,071

Income (loss) before income taxes	420	1,962	(28,428)
Income tax expense (benefit)	61	242	(318)
Cumulative effect adjustment	(1)	—	—

Net income (loss) from continuing operations	360	1,720	(28,110)

Discontinued operations:
Loss from operations of discontinued components	—	(350)	(761)
Loss on sales of discontinued components	—	—	(11,163)
Income tax benefit	—	—	239

Discontinued operations net of tax	—	(350)	(11,685)

Net income (loss)	$360	$1,370	$(39,795)

Net income (loss) per share from continuing operations:
Basic	$0.01	$0.04	$(0.61)
Diluted	$0.01	$0.04	$(0.61)

Net income (loss) per share from discontinued operations:
Basic	$—	$(0.01)	$(0.25)
Diluted	$—	$(0.01)	$(0.25)

Shares used in computation:
Basic	45,453,267	45,263,122	46,144,356
Diluted	46,361,596	51,820,603	46,788,234

Non-GAAP disclosure
Total revenues net of third party hardware cost	$19,720	$20,684	$16,496
Total costs of sales net of third party hardware cost	$9,768	$9,807	$11,839

ASIAINFO HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands of US$, except share and per share amounts)

	As at
	Mar 31, 2006	Dec 31, 2005(1)
	(Unaudited)
ASSETS:
Current Assets:
Cash and cash equivalents	$93,185	$92,176
Restricted cash	12,359	13,369
Short term investments	43,086	43,181
Notes receivable	1,714	3,551
Accounts receivable, trade (net of allowances of 5,372 and 4,663 at Mar 31, 2006 and Dec 31, 2005, respectively)	41,199	40,727
Inventories	5,688	5,211
Other current assets	10,380	9,595

Total current assets	207,611	207,810

Property, plant and equipment, net	2,191	2,374
Long term investment	1,741	1,729
Other assets	16,165	16,313

Total Assets	$227,708	$228,226

LIABILITY AND STOCKHOLDERS EQUITY
Current Liabilities:
Notes payable	$4,123	$1,807
Accounts payable	12,905	9,421
Accrued employee benefit	12,800	11,849
Deferred revenue	17,378	18,685
Income taxes payable	505	444
Other taxes payable	3,154	2,415
Other current liabilities	15,475	15,981

Total current liabilities	$66,340	$60,602

Stockholders’ equity:
Common stock, 100,000,000 shares authorized; 0.01 par value, 46,979,301 and 46,920,714 shares issued as of Mar 31, 2006 and Dec 31, 2005, respectively; 44,549,645 and 46,144,613 shares issued and outstanding as of Mar 31, 2006 and Dec 31, 2005, respectively	470	469
Additional paid-in capital	215,580	215,201
Treasury stock, at cost, 2,429,656 and 776,101 shares as of Mar 31, 2006 and Dec 31, 2005, respectively	(11,395)	(4,027)
Accumulated deficit	(46,027)	(46,387)
Accumulated other comprehensive income	2,740	2,368

Total stockholders’ equity	161,368	167,624

Total Liabilities and Stockholders’ Equity	$227,708	$228,226

(1)	December 31, 2005 balances were extracted from audited financial statements.

ASIAINFO HOLDINGS, INC.

CONDENSED STATEMENTS OF OPERATIONS AND TOTAL ASSETS FOR REPORTABLE SEGMENTS (Unaudited)

(Amounts in thousands of US$)

	Three Months Ended
	Mar 31, 2006			Mar 31, 2005			Dec 31, 2005
	AsiaInfo Technologies	Lenovo -AsiaInfo	Total	AsiaInfo Technologies	Lenovo –AsiaInfo	Total	AsiaInfo Technologies	Lenovo -AsiaInfo	Total
Revenues:
Software products and solutions	$14,455	$1,622	$16,077	$11,700	$3,731	$15,431	$12,824	$(159)	$12,665
Service	3,023	211	3,234	4,152	784	4,936	3,549	107	3,656
Third party hardware	8,176	12	8,188	6,250	88	6,338	3,153	350	3,503

Total revenues	25,654	1,845	27,499	22,102	4,603	26,705	19,526	298	19,824

Cost of revenues:
Software products and solutions	6,797	964	7,761	4,985	1,737	6,722	6,533	2,388	8,921
Service	1,666	341	2,007	2,549	536	3,085	2,549	369	2,918
Third party hardware	7,768	11	7,779	5,937	84	6,021	2,995	333	3,328

Total cost of revenues	16,231	1,316	17,547	13,471	2,357	15,828	12,077	3,090	15,167

Gross profit	9,423	529	9,952	8,631	2,246	10,877	7,449	(2,792)	4,657
Business unit expenses:
Sales and marketing	2,632	1,389	4,021	2,706	1,796	4,502	3,733	1,609	5,342
General and administrative (1)	350	551	901	(153)	134	(19)	(149)	1,635	1,486
Research and development	2,742	462	3,204	2,606	453	3,059	3,073	813	3,886
Impairment of goodwill and acquired intangible assets	—	—	—	—	—	—	—	21,197	21,197

Total business unit expenses	5,724	2,402	8,126	5,159	2,383	7,542	6,657	25,254	31,911

Contribution profit (loss)	$3,699	$(1,873)	$1,826	$3,472	$(137)	$3,335	$792	$(28,046)	$(27,254)

Total assets (2)	$209,064	$18,644	$227,708	$216,480	$68,711	$285,191	$208,508	$20,168	$228,676

(1)	General and administrative expenses reported reflect only the direct controllable expenses of each business unit and do not include allocation of corporate general and administrative expenses.
(2)	Included in total assets are net accounts receivable of $41,199, $59,131 and $40,727 for AsiaInfo Technologies and Lenovo-AsiaInfo for the three months ended March 31, 2006, March 31, 2005 and December 31, 2005, respectively.

First Quarter 2006 Conference Call

The earnings announcement conference call will take place on April 26, 2006 at 5:00pm Pacific Time/ 8:00pm Eastern Time (Beijing/Hong Kong Time: April 27, 2006 at 8:00am). The dial-in number for U.S. callers is 866-549-1292, or 852-3005-2050 for Hong Kong and international callers. The passcode for the call is 594890.

A replay will be available between 8:00pm Pacific Time on April 26, 2006 until 8:00pm Pacific Time on May 6, 2006 by dialing 866-753-0743 for U.S. callers, or 852-3005-2020 for Hong Kong and international callers. The passcode for the replay is 125938.

Additionally, a live and archived web cast of this call will be available on the Investor Relations section of the AsiaInfo web site at www.asiainfo.com.

Reconciliation of Non-GAAP Measures

This earnings release contains a presentation of AsiaInfo’s net revenue, which represents total revenue net of hardware costs that are passed through to our customers. Under applicable U.S. securities regulations, net revenue is considered a “Non-GAAP financial measure”. We believe total revenues net of hardware costs more accurately reflects our core business, which is the provision of software solutions and services, and provides transparency to our investors. It is also the same measure used by our management to evaluate the competitiveness and development of our business. The presentation of this additional information is not meant to be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP. Pursuant to relevant regulatory requirements, we are providing in this release the following reconciliation of the Non-GAAP financial measure (Net Revenue) to the most directly comparable GAAP financial measure (Total Revenues).

	2006 Q1	2005 Q1	2005 Q4
	(in thousands of US dollars)
Net Revenue	$19,720	$20,684	$16,496
Third Party Hardware Costs	7,779	6,021	3,328

Total Revenues	$27,499	$26,705	$19,824

About AsiaInfo Holdings, Inc.

AsiaInfo Holdings, Inc. (Nasdaq: ASIA) is a leading provider of high-quality software and customer solutions to many of China’s largest enterprises. In addition to providing software and customer solutions to China’s telecom carriers, the Company also offers a wide range of security products and services to small, medium and large sized Chinese enterprises across multiple vertical industries.

Organized as a Delaware corporation, AsiaInfo began operations in the United States in 1993. The Company moved its major operations to China in 1995 and played a significant role in the construction of the national Internet backbones and provincial access networks for all of China’s major national telecom carriers, including China Telecom, China Mobile, China Unicom and China Netcom. Since 1998, AsiaInfo has continued to diversify its product offerings and is now a major provider of enterprise software solutions in China.

For more information about AsiaInfo, please visit http://www.asiainfo.com.

The information contained in this document is as of April 26, 2006. AsiaInfo assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments.

This document contains forward-looking information about AsiaInfo’s operating results and business prospects that involve substantial risks and uncertainties. You can identify these statements by the fact that they use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Among the factors that could cause actual results to differ materially are the following: government telecommunications infrastructure and budgetary policy in China; our ability to maintain our concentrated customer base; the long and variable billing cycles for our products and services that can cause our revenues and operating results to vary significantly from period to period; our ability to meet our working capital requirements; our ability to retain our executive officers; our ability to attract and retain skilled personnel; potential liabilities we are exposed to because we extend warranties to our customers; risks associated with cost overruns and delays; our ability to develop or acquire new products or enhancements to our software products that are marketable on a timely and cost-effective basis; our ability to adequately protect our proprietary rights; the competitive nature of the markets we operate in; political and economic policies of the Chinese government. A further list and description of these risks, uncertainties, and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and in our periodic reports on Forms 10-Q and 8-K filed with the United States Securities and Exchange Commission and available at www.sec.gov.

US Contact:

ir@asiainfo.com

1-800-618-0588

408-970-9788

China Contacts:

Eileen Chu

AsiaInfo Technologies (China), Inc.

ir@asiainfo.com

(+8610) 8216-6017

Christina Splinder

Ogilvy Public Relations Worldwide

Christina.Splinder@ogilvy.com

(+8610) 8520-6550